UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2009

Boeing Capital Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-10795	95-2564584
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Naches Ave. SW, 3rd Floor Renton, Washington	98057
(Address of principal executive offices)	(Zip Code)

(425) 965-4000

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On August 7, 2009, Boeing Capital Corporation (the “Company”) entered into a Distribution Agreement dated August 7, 2009 by and among the Company and Banc of America Securities LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated with respect to the issue and sale by the Company of its Series XII Medium-Term Notes due 9 months to 30 years from date of issue. The Distribution Agreement filed with this Current Report on Form 8-K under Item 9.01 is by virtue of incorporation by reference also being filed as an exhibit to the Company’s Registration Statement on Form S-3 (No. 333-154844) (the “Registration Statement”).

On August 7, 2009, the Company also entered into a Selling Agent Agreement dated August 7, 2009 by and among the Company and Incapital LLC (as Purchasing Agent) and the Agents named therein with respect to the sale by the Company of its InterNotes®. The Distribution Agreement filed with this Current Report on Form 8-K under Item 9.01 is by virtue of incorporation by reference also being filed as an exhibit to the Registration Statement.

Item 9.01	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibits are filed as part of this report:

1.1	Distribution Agreement dated August 7, 2009, by and among the Company and Banc of America Securities LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated.

1.2	Selling Agent Agreement dated August 7, 2009, by and among the Company and Incapital LLC (as Purchasing Agent) and the Agents named therein with respect to the sale by the Company of InterNotes®.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Boeing Capital Corporation

	By:	/s/ Kevin R. Millison
Kevin R. Millison
August 7, 2009		Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
1.1	Distribution Agreement dated August 7, 2009 by and among the Company and Banc of America Securities LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated.

1.2	Selling Agent Agreement dated August 7, 2009 by and among the Company and Incapital LLC (as Purchasing Agent) and the Agents named therein (the “Selling Agent Agreement”) with respect to the sale by the Company of InterNotes®.